Exhibit 99.1

AMENDMENT NO. 1 TO THE COMMON STOCK SALES AGREEMENT

August 6, 2026

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Ladies and Gentlemen:

This Amendment No. 1 to the Sales Agreement, dated as of August 6, 2026, is entered into by and between Relay Therapeutics, Inc. (the “Company”) and TD Securities (USA) LLC (the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Sales Agreement (as defined below).

WHEREAS, the Company and the Agent have entered into that certain Common Stock Sales Agreement, dated August 6, 2024 (the “Sales Agreement”), with respect to the issuance and sale of the Common Stock; and

WHEREAS, the Company and the Agent desire to amend the Sales Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the Company and the Agent hereby amend the Sales Agreement as follows:

1.
The title of the Sales Agreement shall be amended such that the reference to “$250,000,000” shall be “$462,978,049”.
2.
The first sentence of numbered paragraph 1 shall be amended such that the reference to “$250,000,000” shall be “$462,978,049”.
3.
The fourth sentence of numbered paragraph 3 shall be amended and restated as follows:

TD Cowen may sell Placement Shares in negotiated transactions, including block trades or Block Sales, or by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made through Nasdaq or on any other existing trading market for the Common Stock, or by any other method permitted by law.

4.
A new paragraph 6(ccc) shall be added as follows:

Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

5.
The first sentence of numbered paragraph 7(p) shall be amended such that the reference to “Dechert LLP” shall be “Cooley LLP”.
6.
The first sentence of numbered paragraph 12 shall be amended such that the reference to “399 Binney Street, Cambridge, Massachusetts 02139” shall be replaced with “60 Hampshire Street, Cambridge, Massachusetts 02139”.
7.
The first sentence of the Form of Placement Notice attached as Schedule 1 to the Sales Agreement is amended to add the words “as amended on August 6, 2026” immediately after 2024.
8.
Schedule 2 of the Sales Agreement shall be amended such that the reference to “Brian Adams Chief Legal Officer” shall be replaced with “Soo-Yeun Lim General Counsel”.
9.
The first sentence of the Officer Certificate attached as Exhibit 7(m) to the Sales Agreement is amended to add the words “as amended on August 6, 2026” immediately after 2024.
10.
The Company shall file a Prospectus Supplement pursuant to Rule 424(b) of the Securities Act of 1933, as amended, reflecting this Amendment within two Business Days of the date hereof.
11.
This Amendment shall be and is hereby incorporated in and forms a part of the Sales Agreement.
12.
This Amendment shall be effective as of the date first above written.
13.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or electronic transmission.
14.
This Amendment shall, by this express agreement of the parties, be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of law provisions of the laws of the State of New York. The Company and the Agent each hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Amendment, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relation thereto, including but not limited to legal process, execution of judgments and other legal remedies.
15.
Except as set forth herein, the Sales Agreement shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

RELAY THERAPEUTICS, INC.

By /s/ Sanjiv Patel
Name: Sanjiv Patel
Title: Chief Executive Officer

TD SECURITIES (USA) LLC

By /s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director